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                                  EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) of Belden Inc. pertaining to the Belden Inc. 2003 Long-Term Incentive Plan of our report dated January 30, 2003, with respect to the consolidated financial statements of Belden Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                             (ERNST & YOUNG LLP)

St. Louis, Missouri
July 18, 2003